SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 17, 1999


                                   LABTEC INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Massachusetts               0-27302               04-3116697
    (State or Other Jurisdiction      (Commission           (IRS Employer
          of Incorporation)            File No.)         Identification No.)



1499 Southeast Tech Center Place, Suite 350, Vancouver, Washington       98683
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (360) 896-2000

                           AMENDMENT TO CURRENT REPORT

The Registrant's Current Report on Form 8-K, filed on March 5, 1999, to report the merger among the Registrant, a Massachusetts corporation formerly known as Spacetec IMC Corporation (the "Company"), SIMC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("SIMC"), and Labtec Corporation, a Delaware corporation formerly known as Labtec Inc. ("Old Labtec"), is amended to provide financial statements and pro forma financial information required by Item 7 of the report. There are no other changes to the report as filed.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


Report of Independent Accountants .............................. 3
Consolidated Balance Sheet ..................................... 4
Consolidated Statement of Operations ........................... 5
Consolidated Statement of Changes in
Shareholders' Equity (Deficit).................................. 6
Consolidated Statement of Cash Flows............................ 7
Notes to Consolidated Financial Statements...................... 8

                        Report of Independent Accountants

To the Shareholders and
Board of Directors of
Labtec Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Labtec Inc. and its subsidiaries (the "Company") at March 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP

Portland, Oregon
August 3, 1998, except for Notes 8 and 10, which are as of February 17, 1999


                                  LABTEC INC.
                           CONSOLIDATED BALANCE SHEET

                                                                                   MARCH 31,                   DECEMBER 31,
                                                                             1997              1998              1998
                                                                         ---------------  ----------------  ----------------
                                    Assets                                                                    (unaudited)
Current assets:
    Cash                                                                     $   71,871       $   988,417       $   829,496
    Accounts receivable, net                                                 10,404,883        13,548,320        16,581,002
    Interest and other receivables                                               24,375            19,790             4,712
    Inventories                                                              16,097,168        12,664,421        11,653,472
    Current deferred income taxes                                               264,839           337,477         1,117,798
                                                                         ---------------  ----------------  ----------------
        Total current assets                                                 26,863,136        27,558,425        30,186,480

Furniture and equipment, net                                                  1,662,417         2,190,910         2,243,642
Noncurrent deferred income taxes                                              1,314,258         1,591,552         1,692,397
Noncompete agreement                                                            723,600           361,800            90,450
Debt issuance costs                                                             376,626         2,614,880         2,333,675
Other noncurrent assets                                                          53,386           117,116           114,927
Goodwill                                                                      3,535,046         1,767,522           441,878
                                                                         ---------------  ----------------  ----------------
                                                                           $ 34,528,469      $ 36,202,205      $ 37,103,449
                                                                         ---------------  ----------------  ----------------

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
    Short-term borrowings                                                  $ 15,672,671      $  2,500,000         $       -
    Current portion of long-term debt                                         2,191,038           625,000         1,187,500
    Accounts payable                                                          3,916,686         3,644,113         8,678,554
    Income taxes payable                                                        243,808           270,925             8,841
    Accrued payroll and benefits                                                744,451           125,645           480,798
    Accrued interest                                                            126,494           202,260           155,260
    Other accrued expenses                                                      560,584           646,054         1,574,152
                                                                         ---------------  ----------------  ----------------
        Total current liabilities                                            23,455,732         8,013,997        12,085,105

Long-term debt                                                                2,955,213        31,985,988        31,074,885
                                                                         ---------------  ----------------  ----------------
                                                                             26,410,945        39,999,985        43,159,990
                                                                         ---------------  ----------------  ----------------

Redeemable warrants                                                           1,451,937                 -                 -
                                                                         ---------------  ----------------  ----------------

Commitments and contingencies (Notes 4, 5 and 9)

Shareholders' equity (deficit):
    Preferred stock, par value $.01 and $0.00, 34,000 and 34,000 shares authorized, 34,000 and 0 shares outstanding at
      March 31, 1997 and 1998                                                 2,500,000
    Common stock, par value $.01, 400,000 and 35,000,000 shares authorized, 78,986, 25,164,720, and 26,228,550 shares issued and
      outstanding at March 31, 1997, 1998 and December 31, 1998                     790           251,647           262,285
    Treasury stock (1,271,240 shares held at December 31, 1998)                                                    (195,101)
    Additional paid-in capital                                                7,923,810         5,942,139         7,052,279
    Stock subscription receivable                                              (170,902)         (134,554)         (101,645)
    Deferred compensation                                                                                           (15,854)
    Accumulated deficit                                                      (3,588,111)       (9,857,012)      (13,058,505)
                                                                         ---------------  ----------------  ----------------
                                                                              4,165,587        (3,797,780)       (6,056,541)
                                                                         ---------------  ----------------  ----------------
                                                                           $ 32,028,469      $ 36,202,205      $ 37,103,449
                                                                         ---------------  ----------------  ----------------

         The accompanying notes are an integral part of this statement.

                                  LABTEC INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                                                                                           NINE MONTH PERIOD ENDED
                                                                    YEAR ENDED MARCH 31,                      DECEMBER 31,
                                                        1996            1997             1998             1997            1998
                                                   ---------------  --------------  ---------------  ---------------  --------------
                                                                                                      (unaudited)      (unaudited)

Net sales                                             $43,664,333     $59,779,334      $57,820,303      $42,929,345     $45,125,855
Cost of sales                                          29,878,433      39,680,758       38,163,280       28,019,133      30,406,711
                                                   ---------------  --------------  ---------------  ---------------  --------------
Gross profit                                           13,785,900      20,098,576       19,657,023       14,910,212      14,719,144
                                                   ---------------  --------------  ---------------  ---------------  --------------


Operating expenses:
    Selling and marketing                               7,099,657       8,582,171        9,903,762        7,638,578       8,320,747
    General and administrative                          3,876,942       4,040,278        5,176,876        3,844,491       5,239,040
    Depreciation                                          561,999         722,906          943,449          698,340       1,059,763
    Amortization of goodwill                            1,767,524       1,767,524        1,767,524        1,325,643       1,325,644
    Amortization of noncompete agreement                  804,000         482,400          361,800          271,350         271,350
                                                   ---------------  --------------  ---------------  ---------------  --------------
                                                       14,110,122      15,595,279       18,153,411       13,778,402      16,216,544
                                                   ---------------  --------------  ---------------  ---------------  --------------

Income (loss) from operations                            (324,222)      4,503,297        1,503,612        1,131,810      (1,497,400)

Interest expense, net                                   2,565,516       2,610,571        3,253,795        2,255,420       2,669,999
Other nonoperating expense (income)                                       (31,124)           1,956            2,447         (33,434)
                                                   ---------------  --------------  ---------------  ---------------  --------------

(Loss) income before extraordinary loss
   and income taxes                                    (2,889,738)      1,923,850       (1,752,139)      (1,126,057)     (4,133,965)

Provision (benefit) for income taxes                     (312,069)      1,322,560           13,555            8,732        (932,472)
                                                   ---------------  --------------  ---------------  ---------------  --------------


(Loss) income before extraordinary loss                (2,577,669)        601,290       (1,765,694)      (1,134,789)     (3,201,493)

Extraordinary loss on extinguishment of debt,
   debt less applicable income tax benefit
   of $263,156                                           (510,834)       (510,834)
                                                   ---------------  --------------  ---------------  ---------------  --------------
Net (loss) income                                     $(2,577,669)     $  601,290      $(2,276,528)     $(1,645,623)    $(3,201,493)
                                                   ---------------  --------------  ---------------  ---------------  --------------


Net (loss) income per share before
   extraordinary loss

    Basic                                                 $ (0.19)         $ 0.04          $ (0.09)         $ (0.10)        $ (0.13)
                                                   ---------------  --------------  ---------------  ---------------  --------------
    Diluted                                               $ (0.19)         $ 0.03          $ (0.09)         $ (0.10)        $ (0.13)
                                                   ---------------  --------------  ---------------  ---------------  --------------


Net (loss) income per share

    Basic                                                 $ (0.19)         $ 0.04          $ (0.12)         $ (0.10)        $ (0.13)
                                                   ---------------  --------------  ---------------  ---------------  --------------
    Diluted                                               $ (0.19)         $ 0.03          $ (0.12)         $ (0.10)        $ (0.13)
                                                   ---------------  --------------  ---------------  ---------------  --------------



         The accompanying notes are an integral part of this statement.

                                  LABTEC INC.
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                            PREFERRED STOCK             COMMON STOCK                       ADDITIONAL       COMMON
                           -----------------          ---------------        TREASURY       PAID-IN         STOCK
                           SHARES     AMOUNT          SHARES   AMOUNT          STOCK        CAPITAL         SUBSCRIPTION
                           ------     ------          ------   ------        --------     -----------       ------------


Balance at March 31, 1995        -   $      -         78,546  $   786       $      -     $ 7,842,814        $ (177,300)

Payments on common stock
  subscription                                                                                                   6,398

Issuance of Series A
  preferred stock           34,000  2,500,000

Issuance of Class A
  common stock                                           440        4                         43,996

Net loss
                          ---------  ---------      --------- --------     ----------    ------------      -----------

Balance at
  March 31, 1996            34,000  2,500,000         78,986      790              -       7,886,810          (170,902)

Compensation expense on
 stock options granted                                                                        37,000

Net income
                          ---------  ---------      --------- --------     ----------    -----------       -----------

Balance at
   March 31, 1997           34,000  2,500,000         78,986      790              -       7,923,810          (170,902)

Payments on common stock
  subscription                                                                                                  36,348

Preferred stock dividend

Preferred stock converted to
  common stock             (34,000)(2,500,000)        34,000      340                      2,499,660

Compensation expense on
 stock options granted                                                                        73,000

Exercise of warrants (including
 cancellation of "put" rights)                         5,319       53                      1,901,884

Exercise of stock options                             18,728      187                      1,872,613

8.5853 to 1 stock split                            1,039,436   10,394                        (10,394)

Repurchase and retirement of
  existing common stock                           (1,017,659) (10,176)                   (14,260,573)

Issuance of new common stock                       1,049,426   10,494                      5,900,094

Issuance of shares to sub-
  ordinated debt holder                               50,000      500                        281,110

20 to 1 stock split                               23,906,484  239,065                       (239,065)

Net loss
                         ---------  ---------     ----------  -------       ---------    -----------        ----------
Balance at
  March 31, 1998                 -          -     25,164,720  251,647              -       5,942,139          (134,554)

Repurchase of common stock
  for treasury (1,217,240 shares)                                           (195,101)                          134,554

Stock options granted                                                                         18,118

Issuance of common stock
  to management                                   1,063,830    10,638                      1,092,022          (101,645)

Net loss
                         ---------  ---------    ----------  --------      ---------     -----------        ----------
Balance at December 31,
  1998 (unaudited)       $       -   $      -    26,228,550  $262,285      $(195,101)     $7,052,279         $(101,645)
                         ---------  ---------    ----------  --------      ---------     -----------        ----------

                                (TABLE CONTINUED)


                                       DEFERRED          ACCUMULATED
                                       COMPENSATION       DEFICIT              TOTAL
                                       ------------      -----------           -----


Balance at March 31, 1995              $        -       $ (1,611,732)       $6,054,568

Payments on common stock
  subscription                                                                   6,398

Issuance of Series A
  preferred stock                                                            2,500,000

Issuance of Class A
  common stock                                                                  44,000

Net loss                                                  (2,577,669)       (2,577,669)
                                       ----------        ------------       -----------

Balance at
  March 31, 1996                                -         (4,189,401)        6,027,297

Compensation expense on
 stock options granted                                                          37,000

Net income                                                   601,290           601,290
                                       ----------        ------------       -----------

Balance at
   March 31, 1997                               -         (3,588,111)        6,665,587

Payments on common stock
  subscription                                                                  36,348

Preferred stock dividend                                    (435,314)         (435,314)

Preferred stock converted to
  common stock                                                                       -

Compensation expense on
 stock options granted                                                          73,000

Exercise of warrants (including
 cancellation of "put" rights)                                               1,901,937

Exercise of stock options                                                    1,872,800

8.5853 to 1 stock split                                                              -

Repurchase and retirement of
  existing common stock                                   (3,557,059)      (17,827,808)

Issuance of new common stock                                                 5,910,588

Issuance of shares to sub-
  ordinated debt holder                                                        281,610

20 to 1 stock split                                                                  -

Net loss                                                 (2,276,528)        (2,276,528)
                                       ----------       ------------        ----------
Balance at
  March 31, 1998                                -        (9,857,012)        (3,797,780)

Repurchase of common stock
  for treasury (1,217,240 shares)                                              (60,547)

Stock options granted                     (15,854)                               2,264

Issuance of common stock
  to management                                                              1,001,015

Net loss                                                 (3,201,493)        (3,201,493)
                                       -----------      ------------        ----------
Balance at December 31,
  1998 (unaudited)                       $(15,854)     $(13,058,505)       $(6,056,541)
                                       -----------      ------------        ----------


         The accompanying notes are an integral part of this statement.

                                  LABTEC INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                                            NINE MONTH PERIOD ENDED
                                                                        YEAR ENDED MARCH 31,                      DECEMBER 31,
                                                             1996          1997            1998             1997          1998
                                                         -------------- -------------  --------------   ------------- --------------
                                                                                                        (unaudited)    (unaudited)
Cash flows from operating activities:
    Net (loss) income                                      $(2,577,669)   $  601,290     $(2,276,528)    $(1,645,623)   $(3,201,493)
    Depreciation                                               561,999       722,906         943,449         698,340      1,059,764
    Amortization of goodwill                                 1,767,524     1,767,524       1,767,524       1,325,643      1,325,643
    Amortization of noncompete agreement                       804,000       482,400         361,800         271,350        271,350
    Amortization of debt issuance costs and original
      issue discount                                           746,249       619,854         474,857         387,722        328,588
    Change in deferred income taxes                           (624,295)     (304,640)       (349,932)                      (881,166)
    Loss on disposal of assets                                                                 1,200               -
    Compensation expense on common stock
      sold to management                                                                                                    802,660
    Compensation expense on stock options granted                             37,000          73,000          73,000          2,264
    Write-off of debt issuance costs                                                         296,468         296,468
    Write-off of unamortized discount on refinanced
      subordinated debt                                                                      307,185         307,185
    Changes in current assets and liabilities:
      Accounts receivable                                   (2,535,015)      456,467      (3,143,437)     (2,731,346)    (3,032,682)
      Interest and other receivables                            (9,108)      (13,604)          4,585           7,225         15,078
      Inventories                                           (1,482,542)   (7,080,728)      3,432,747         368,867      1,010,949
      Accounts payable                                       2,035,475      (232,847)       (272,573)      3,150,142      5,034,441
      Accrued interest                                                       126,494          75,766         353,471        (47,000)
      Accrued payroll and other expenses                       136,458       388,744        (533,336)       (483,993)     1,283,251
      Income taxes payable                                     424,744      (144,864)         27,117        (312,353)      (262,084)
                                                         -------------- -------------  --------------   ------------- --------------

Net cash provided by (used for) operating activities          (752,180)   (2,574,004)      1,189,892       2,066,098      3,709,563
                                                         -------------- -------------  --------------   ------------- --------------

Cash flows from investing activities:
    Capital expenditures                                    (1,692,371)     (743,116)     (1,473,142)       (878,728)    (1,248,118)
    Other assets                                               (22,424)                      (63,730)        (40,405)         2,189
                                                         -------------- -------------  --------------   ------------- --------------

Net cash used in investing activities                       (1,714,795)     (743,116)     (1,536,872)       (919,133)    (1,245,929)
                                                         -------------- -------------  --------------   ------------- --------------

Cash flows from financing activities:
    Net increase (decrease) in new short-term
       credit facility                                       2,500,000       500,000      (2,500,000)
    Net (decrease) increase in old short-term
       borrowing facility                                    1,966,900     5,672,671     (15,672,671)    (15,672,671)
    Proceeds from issuance of long-term debt                                              33,000,000      33,000,000
    Repayments of long-term debt                            (2,000,000)   (2,375,000)     (5,750,000)     (5,687,500)      (375,000)
    Debt issuance costs                                         51,468      (251,804)     (2,820,417)     (2,820,417)       (19,917)
    Proceeds from exercise of stock options and warrants                                   2,322,800       2,322,800
    Repurchase and cancellation of common stock                                          (17,827,808)    (17,827,808)       (60,547)
    Proceeds from issuance of common stock                      44,000                     5,910,588       5,910,588        300,000
    Proceeds from issuance of preferred stock                2,500,000
    Preferred stock dividend                                                                (435,314)       (435,314)
    Payments on common stock subscription                        6,398                        36,348          36,348         32,909
                                                         -------------- -------------  --------------   ------------- --------------

Net cash provided by (used in) financing activities          2,568,766     3,045,867       1,263,526        (673,974)    (2,622,555)
                                                         -------------- -------------  --------------   ------------- --------------

Net increase (decrease) in cash                                101,791      (271,253)        916,546         472,991       (158,921)

Cash at beginning of period                                    241,333       343,124          71,871          71,871        988,417
                                                         -------------- -------------  --------------   ------------- --------------

Cash at end of period                                       $  343,124      $ 71,871      $  988,417       $ 544,862      $ 829,496
                                                         --------------  --------------  --------------   ------------- ------------

         The accompanying notes are an integral part of this statement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Summary of Operations and Significant Accounting Policies

         LEI Holdings, Inc. was formed June 24, 1994 to acquire, own and operate Labtec Enterprises, Inc. ("Labtec") and its wholly owned subsidiary, Labtec Electronics ("HK") Limited, located in Hong Kong. In 1996, LEI Holdings, Inc. incorporated a new subsidiary under Labtec Enterprises, Inc. in Windsor, Great Britain (Labtec Enterprises UK Limited) to facilitate sales on the European continent. On October 6, 1997 Labtec merged with LEI Holdings, Inc., with LEI Holdings being the survivor, in conjunction with a recapitalization transaction through which it refinanced its debt and obtained new equity capital and repurchased a significant portion of its previously outstanding equity interests (approximately 86.5%) (the "Recapitalization") (see Notes 4 and 7). Labtec was dissolved and LEI Holdings, Inc. changed its name to Labtec Enterprises, Inc. On October 7, 1997 Labtec Enterprises, Inc. consummated the Recapitalization and changed its name to Labtec Inc. (the "Company"). The accompanying consolidated financial statements reflect the financial position and results of operations of Labtec Inc. and its subsidiaries.

         The Company designs, manufactures and distributes multimedia computer peripheral products. Its world-wide customers include original computer equipment manufacturers, distributors and retailers. The Company's products are manufactured by various factory suppliers located in Asia and are imported to the Company's headquarters in Vancouver, Washington and to warehouses in Great Britain, the Netherlands and Canada for distribution.

         The principal accounting policies followed by Labtec Inc. and its subsidiaries in maintaining their financial records and preparing these consolidated financial statements are as follows:

         PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements include the accounts of the Company, as well as the accounts of its wholly owned subsidiaries, Labtec Electronics ("HK") Limited and Labtec Enterprises UK, Limited. The HK subsidiary provides research, product design and engineering, component sourcing and quality control over the products produced for the Company from various foreign factories. The UK subsidiary provides international marketing services for the Company's products. All significant intercompany transactions and balances have been eliminated.

         REVENUE RECOGNITION

         Revenues are recognized upon shipment of the Company's products, net of an estimated allowance for sales returns. Gross revenues from one customer were $4.4 million, $9.1 million and $8.8 million for the years ended March 31, 1996, 1997 and 1998, respectively, while revenues from another customer were $7.4 million for the year ended March 31, 1997. Each of these revenue amounts accounted for more than 10% of consolidated sales for the respective period.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The recorded amounts of cash, accounts receivable, accounts payable, notes payable, and accrued liabilities as presented in the financial statements approximate fair value because of the short-term maturity of these instruments. The recorded amount of long-term debt approximates fair value because actual interest rates approximate current competitive rates.

         ACCOUNTS RECEIVABLE

         Accounts receivable are net of allowances for doubtful accounts and for sales returns. The allowance for doubtful accounts was $120,000 and $89,736 at March 31, 1997 and 1998, respectively. The allowance for returns of merchandise was $599,162 and $578,067 at March 31, 1997 and 1998, respectively. At March 31, 1997 and 1998, 11%, and 10%, respectively, of receivables were from one customer.

         INVENTORIES

         Inventories are stated at the lower of landed cost (first-in, first-out method) or market. Landed cost includes the cost of merchandise, freight, duty and handling fees.

         FURNITURE AND EQUIPMENT

         Furniture and equipment are stated at cost. Depreciation is provided on the straight-line method for financial reporting purposes and on an accelerated method for tax purposes over estimated useful lives ranging from three to seven years. Depreciation expense for the years ended March 31, 1996, 1997 and 1998 was $561,999, $722,907 and $943,449, respectively.

         Repair and maintenance costs are expensed as incurred.

         DEBT ISSUANCE COSTS

         Debt issuance costs, including bank fees of $1,608,545 and other transaction fees relating to the Company's debt of $1,211,872, are included in debt issuance costs at March 31, 1998 and represent all costs and fees incurred to obtain bank financing for the refinancing of debt in October 1997 (see Notes 4 and 7). These costs are being amortized over the term of the related debt. Remaining debt issuance costs of $296,468 related to earlier financing arrangements were written off in October 1997 and are included in the extraordinary loss on extinguishment of debt. Amortization for fiscal years 1996, 1997 and 1998 was $369,088, $198,864 and $285,695, respectively, and is recorded in interest expense.

         GOODWILL AND OTHER INTANGIBLE ASSETS

         Costs in excess of the fair value of the net tangible assets of Labtec acquired in fiscal 1995 consist primarily of goodwill associated with product trade names originally recorded at $8,837,618 and a $3,350,000 noncompete agreement with the former owner. Goodwill is being amortized using the straight-line method over 5 years, which represents the estimated lives of the underlying product trade names. The noncompete agreement is being amortized using the

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

double-declining balance method over the agreement's life of 5 years to reflect management's belief that the noncompete provision has more value in the earliest years of the noncompete period. Periodically, the Company reviews the recoverability of its intangible assets based on estimated undiscounted future cash flows from operating activities compared with the carrying value of the intangible assets. If the aggregate future cash flows are less than the carrying value, a write-down would be required, measured by the difference between the fair value and the carrying value of the intangible assets. The Company has not recorded any provision related to impairment of intangible assets. Amortization expense recognized related to goodwill was $1,767,524 for each of the years ended March 31, 1996, 1997 and 1998. Amortization expense recognized related to the noncompete agreement was $804,000, $482,400 and $361,800 for the years ended March 31, 1996, 1997 and 1998, respectively.

         DISCOUNT ON SUBORDINATED DEBT

         In connection with the Recapitalization, the Company issued 50,000 shares of common stock (prior to the 20 to 1 stock split effected March 31, 1998) (see Note 8) to a subordinated lender and recorded the $281,610 of fair value of the shares as a discount on the face amount of the debt. This non-cash transaction is excluded from the accompanying statement of cash flows. The discount is being amortized using the effective interest method over eight years, which is the life of the subordinated note. Amortization during fiscal 1998 aggregated $17,598.

         STOCK SUBSCRIPTION RECEIVABLE

         In fiscal year 1995 the Company issued 1,773 shares of common stock to the Company's president in exchange for a note aggregating $177,300. This note receivable has been recorded as a reduction to shareholders' equity. Subsequent to March 31, 1998, the note was forgiven. (See Note 10).

         RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are expensed as incurred and are included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

         ADVERTISING EXPENSES

         The Company expenses advertising costs when incurred. Total advertising expenses for the years ended March 31, 1996, 1997 and 1998 were $817,364, $615,102 and $818,984, respectively.

         INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("FAS 109"), Accounting for Income Taxes. FAS 109 requires the recognition of deferred tax assets and liabilities for the expected tax effects from differences between the financial reporting and tax bases of assets and liabilities. In estimating future tax

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

effects, FAS 109 generally considers all expected future events other than enactments of changes in tax law or statutorily imposed rates.

         EARNINGS PER SHARE

         Earnings per share are based on the weighted average number of shares of common stock and common stock equivalents outstanding during the periods, computed using the treasury stock method for stock options. In fiscal year 1998 the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share." The following table sets forth the reconciliation of the denominator utilized in computation of basic and diluted (loss) earnings per share. All amounts below are calculated after considering the stock splits that occurred during fiscal year 1998.


                                                        FISCAL YEAR ENDED                       NINE MONTH PERIOD ENDED
                                                            MARCH 31,                                 DECEMBER 31,
                                             1996             1997              1998             1997             1998
                                        --------------   ---------------   --------------   --------------   ---------------
                                                                                             (UNAUDITED)       (UNAUDITED)

Weighted average number of common
   shares outstanding                       13,510,209        13,562,370       19,156,928       17,190,741        24,307,248

Assumed conversion of preferred
   stock                                                       5,838,004

Assumed exercise of stock options
   and warrants (net of shares
   assumed acquired under the
   treasury stock method)                                        744,576
                                        --------------   ---------------   --------------   --------------   ---------------
Diluted Shares outstanding                  13,510,209        20,144,950       19,156,928       17,190,741        24,307,248
                                        ==============   ===============   ==============   ==============   ===============

         DERIVATIVE FINANCIAL INSTRUMENTS

         In June 1998 the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). The Statement is effective beginning with the Company's fiscal year ended March 31, 2001, and will require the Company to record all derivative instruments at fair value on its balance sheet. The Company has not elected to adopt the statement early, and does not expect the standard to have a material effect on the Company's financial position or results of operations upon adoption.

         RELATED PARTIES

         The former controlling shareholders of the Company provided certain management services for which they charged a monthly fee of approximately $14,500 for April 1998 through September 1998 (prior to the Recapitalization
Note 7) and for the years ended March 31, 1996 and 1997. The new majority shareholders charge an annual management services fee of $500,000, of which $250,000 was charged during fiscal 1998 and remained payable at March 31, 1998.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         UNAUDITED INTERIM FINANCIAL STATEMENTS

         The information presented as of December 31, 1998 and for the nine month periods ended December 31, 1997 and 1998 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position as of December 31, 1998 and the results of their operations and of cash flows for the nine month periods ended December 31, 1997 and 1998. The interim results are not necessarily indicative of results that may occur for the full fiscal year.


2.       INVENTORIES

         Inventories represent merchandise produced for the Company by foreign factories subcontracted by the Company. Of the total inventory, $4,010,674 and $716,715 was in transit at March 31, 1997 and 1998, respectively. The Company takes title upon shipment.


3.       FURNITURE AND EQUIPMENT

         Furniture and equipment consist of:


                                                                           MARCH 31,
                                                               1997                     1998
                                                        ------------------       -------------------
Leasehold improvements                                  $          147,200       $           238,948
Tooling and molds                                                1,283,850                 1,676,727
Furniture and equipment                                            795,119                 1,381,983
Retail displays                                                    796,211                 1,093,227
                                                        ------------------       -------------------
                                                                 3,022,380                 4,390,885
Less accumulated depreciation and amortization                  (1,359,963)               (2,199,975)
                                                        ------------------       -------------------
                                                        $        1,662,417       $         2,190,910
                                                        ==================       ===================


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.       BORROWINGS

         In connection with the Recapitalization in October of 1997, the Company repaid its $16.5 million revolving line of credit and subordinated notes with funds obtained from a $27 million term note, a $6 million subordinated note, and a $13 million revolving line of credit with other lenders. A termination fee of $170,337 related to the old credit line is included in the extraordinary loss on extinguishment of debt. At March 31, 1997 and 1998, $15.7 million and $2.5 million, respectively, was outstanding on the Company's lines of credit. At March 31, 1997, interest was at the EURODOLLAR rate plus 3.5%. At March 31, 1998, $2,000,000 and $500,000 of the outstanding amount was accruing interest at the EURODOLLAR rate plus 2.5% and at the prime rate plus 1.5%, respectively. The current line of credit is secured by substantially all of the Company's assets. Loan fees paid to the banks and transaction fees relating to the new term note, subordinated note, and line of credit were $2,820,417 and have been recorded in debt issuance costs (see Note 1). The current line of credit agreement expires in October of 2002.

         Long-term debt consists of:

                                                                                             MARCH 31,
                                                                                  1997                     1998
                                                                           ------------------       -------------------
Bank note payable with varying quarterly payments,
         interest at the bank's Eurodollar rate plus 3%
         (8.625% at March 31, 1998), with the final
         payment due September 30, 2004 secured by the
         Company's assets                                                  $                -       $        26,875,000
Bank subordinated notes payable (net of $478,749
         discount at March 31, 1997) with quarterly
         payments of $625,000, plus interest at 12% (20%
         effective interest rate after consideration of stock
         warrants), with the final payment due June 30,
         1999                                                                       5,146,251                         -
Bank subordinated note payable (net of $264,012 discount
         at March 31, 1998) 12%, with principal due
         October 1, 2005                                                                    -                 5,735,988
                                                                           ------------------       -------------------
                                                                                    5,146,251                32,610,988
Less amounts payable in one year                                                   (2,191,038)                 (625,000)
                                                                           ------------------       -------------------
Total long-term debt                                                       $        2,955,213       $        31,985,988
                                                                           ==================       ===================

         In fiscal year 1995, under the terms and conditions of the subordinated note payable agreement, the Company issued warrants to purchase 5,319 shares of Class A common stock to the lender at an exercise price of $84.60 per share for nominal consideration of $200. The

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

aggregate exercise price of the warrants was $450,000. The estimated fair value of the warrants of $1,451,937 was recorded as redeemable warrants and as a discount to long-term debt. The warrant holder had certain "put" rights that would require the Company to repurchase the warrants at a price to be determined on the date the warrants are put to the Company. These warrants were exercised and converted into common stock in conjunction with the Recapitalization discussed in Note 7, and the $1,451,937 was reclassified as additional paid-in capital. The reclassification of the fair value of the warrants has been excluded from the accompanying consolidated statement of cash flows.

         Debt discount amortization expense for the years ended March 31, 1996, 1997 and 1998 was $377,161, $420,990 and $189,162, respectively. The discount on the new subordinated note payable is being amortized over the life of the note. These amounts were recorded as part of interest expense in the consolidated statement of operations. The unamortized balance of $307,185 on the old debt was written off during fiscal 1998 concurrent with the Recapitalization and is included in the extraordinary loss on extinguishment of debt.

         The bank line of credit agreement and long-term debt agreements are subject to certain restrictive covenants. The Company was in compliance with these covenants for all periods presented in the accompanying financial statements.

         Interest payments for the years ended March 31, 1996, 1997 and 1998 were $1,850,750, $1,886,319 and $2,758,083, respectively.

         Principal repayments of the long-term debt are required as follows:


    FISCAL YEAR
-------------------
   1999                                     $          625,000
   2000                                              1,375,000
   2001                                              1,875,000
   2002                                              2,250,000
   2003                                              3,500,000
   Thereafter                                       22,985,988
                                            ------------------
                                                 $  32,610,988
                                            ==================




5.       EMPLOYEE BENEFITS

         The Company has a defined contribution profit sharing plan for its employees who meet certain requirements of age and length of service. Employees may voluntarily contribute up to a maximum of 20% of their annual compensation to the plan. The Company will also contribute up to an additional 3% of each employee's base salary to the Plan if the Company achieves at least

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

80% of the operating income target in that year's business plan. In fiscal year 1997, the Company matched 50% of the employee contributions up to a maximum of 5%. For the years ended March 31, 1996, 1997 and 1998, matching contributions for eligible employees amounted to $106,860, $91,583 and $56,212, respectively.

         Discretionary bonuses of $196,545, $700,700 and $175,485 were awarded to employees for the years ended March 31, 1996, 1997 and 1998, respectively.

6.       INCOME TAXES

         The income tax provision (benefit) consists of the following:


                                                                FISCAL YEAR ENDED
                                                                    MARCH 31,
                                               1996                   1997                    1998
                                         ----------------       -----------------      ------------------
Current tax expense                      $        312,226       $       1,627,200      $          363,487
Deferred tax benefit                             (624,295)               (304,640)               (349,932)
                                         ----------------       -----------------      ------------------
                                              $  (312,069)      $       1,322,560      $           13,555
                                         ================       =================      ==================

         Deferred tax assets are comprised of the following:


                                                           MARCH 31,
                                                 1997                       1998
                                          ------------------       -------------------
Nondeductible accruals and allowances     $          213,636       $           273,004
Capitalized inventory costs                           51,204                    64,473
Fixed asset depreciation                             180,971                   283,193
Intangibles                                        1,133,286                 1,308,359
                                          ------------------       -------------------
Deferred tax assets                       $        1,579,097       $         1,929,029
                                          ==================       ===================

         The income tax provision is reconciled to the tax computed at the statutory federal rate as follows:


                                                                                FISCAL YEAR ENDED
                                                                                    MARCH 31,
                                                               1996                    1997                    1998
                                                        ------------------       -----------------      ------------------
Tax expense (benefit) at federal statutory rate                (34.00) %                34.00 %               (34.00) %
Foreign taxes                                                    0.21                     .04                    .39
Permanent differences                                           20.80                   31.24                  35.38
Other                                                            2.19                    3.47                  (1.00)
                                                        ------------------       -----------------      ------------------
                                                               (10.80) %                68.75 %                  .77 %
                                                        ==================       =================      ==================

         Permanent differences primarily include nondeductible goodwill and nondeductible meals and entertainment expense.

         Income taxes paid for the years ended March 31, 1996, 1997 and 1998 were $169,262, $1,791,287, and $75,960, respectively.


7.       SHAREHOLDERS' EQUITY (DEFICIT)

         On October 7, 1997 the Company undertook the Recapitalization whereby the Company: a) refinanced its existing debt by obtaining a $13 million line of credit, a $27 million term note and a $6 million subordinated term note, and by issuing 1,049,426 shares of common stock (pre 20 to 1 stock split) for aggregate proceeds of $6,192,198 representing approximately 87.4% of the stock ownership of the Company; and b) repurchased 1,017,659 shares of its previously existing outstanding stock for aggregate cash consideration of $17,827,808, including direct expenses of approximately $690,000. The repurchase of existing stock resulted in the old shareholder group maintaining an approximate 12.6% interest in the Company. (See Note 10).

         All holders of common stock are entitled to one vote per share and are entitled to dividends, provided that equivalent dividends are declared and paid on all outstanding shares of common stock. The Company has granted stock options and warrants to purchase shares of Class A common stock of the Company. (See
Note 8).

         At March 31, 1996 and 1997, 78,986 shares of Class A common stock were issued and outstanding.

         In fiscal year 1996, the Company authorized and issued 34,000 shares of preferred stock. At March 31, 1996 and 1997, 34,000 shares were issued and outstanding. During fiscal year 1998 all shares of preferred stock were converted to shares of common stock. The shares were converted in accordance with the original terms of the preferred stock, resulting in no beneficial conversion interests.


8.       STOCK OPTIONS

         The Company provided an employee incentive stock option plan (the "Plan") which commenced on January 27, 1995. Options under the Plan were granted at the discretion of the Board of Directors. The exercise price of these options generally was the fair market value of shares at the date of grant as determined by the Board of Directors. Such options were exercisable generally over ten years from the time the options were granted, and vested over a period of three years. Compensation cost recognized on the Company's stock option grants which provided an exercise price below the fair value on the date of the grant was $37,000 and $73,000 for the years ended March 31, 1997 and 1998, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         The Plan allowed the granting of options to purchase up to an aggregate of 15,645 shares (before considering stock splits) of the Company's Class A common stock. Options granted under the Plan were nonqualified stock options as defined by the Internal Revenue Code. All options were exercised and the Plan was terminated pursuant to the completion of the Recapitalization in October of 1997.

         In connection with the Recapitalization, the Company established a new employee incentive stock option plan which commenced on October 7, 1997 (the "New Plan"). The Company reserved 4,789,496 shares of common stock (post 20 to 1 stock split as described below) for issuance to certain employees under the plan. The exercise price of these options range from $0.2816 (estimated fair value based upon the price paid for new shares) to $0.8448 per share. Such options may be exercised generally over 10 years from the time the options are granted, and vest over a period of four years.

         The Company adopted Statement of Financial Accounting Standards No. 123 ("FAS 123"), Accounting for Stock-Based Compensation, in fiscal 1997. This statement allows companies to choose whether to account for stock-based compensation under the current method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25") or use a fair value method described in FAS 123. The Company continues to follow the provisions of APB 25. Management has determined that the pro forma effects of applying FAS 123 would have an immaterial effect on the results of operations for fiscal years 1998 and 1997 based on the following assumptions: dividend yield of zero, risk-free interest rate of 5.61% for fiscal 1998 and 6.57% for fiscal 1997, and an expected life of five years.

         During fiscal year 1998 the Company granted 2,587,667 options at an exercise price of $0.2816 per share, which approximated fair value on the date of grant. Of these options, 246,667 were subsequently cancelled. In addition, the Company granted 1,293,833 options at $0.8448 per share. Of these options, 123,333 were subsequently cancelled.

         The stock options granted in fiscal 1998 are presented after considering a 8.5853 to 1 stock split that occurred on October 6, 1997 and a 20 to 1 stock split that occurred on March 31, 1998.

         The following table summarizes the stock option transactions under the Plan and the New Plan described above.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                               SHARES                   AVERAGE
                                                               UNDER                   EXERCISE
                                                               OPTION                    PRICE
                                                         ------------------       ----------------
Balance, March 31, 1995                                                   -
   Options granted                                                   17,982       $    100.00
   Options cancelled                                                 (1,754)           100.00
                                                         ------------------
Balance, March 31, 1996                                              16,228            100.00
   Options granted                                                    2,500            100.00
                                                         ------------------
Balance, March 31, 1997                                              18,728            100.00
   Options exercised                                                (18,728)           100.00
                                                         ------------------
Balance, October 7, 1997 (Recapitalization date)                          -
   Options granted                                                3,881,500              0.47
   Options cancelled                                               (370,000)             0.47
                                                         ------------------
Balance, March 31, 1998                                           3,511,500              0.47
                                                         ==================

         Subsequent to March 31, 1998, 1,240,000 of the options granted in fiscal 1998 were cancelled and an additional 771,500 were granted to certain members of management at exercise prices ranging from $0.2816 (the estimated fair value of the Company's stock) to $0.8448 per share. Of the 771,500 options granted after March 31, 1998, 236,667 were subsequently cancelled.

9.       COMMITMENTS AND CONTINGENCIES

         COMMITMENTS

         The Company is contractually obligated under various operating lease agreements for warehouse and office space until April of 2006. The total rent expense related to warehouse and office space under leases amounted to $356,822, $352,464 and $620,657 for the fiscal years ended March 31, 1996, 1997 and 1998, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Future minimum lease payments under these leases are as follows:


     FISCAL YEAR
----------------------
     1999                                              $          605,500
     2000                                                         628,336
     2001                                                         579,084
     2002                                                         579,084
     2003                                                         611,902
     Thereafter                                                 1,935,844
                                                       ------------------
     Total minimum lease payments                      $        4,939,750
                                                       ==================

         Payments for fiscal year 1999 are net of sublease revenue of $18,000 on the Company's old facilities. The sublease expires in September of 1998.


10.      SUBSEQUENT EVENTS

         On April 1, 1998 the Company's president terminated employment. As part of the severance agreement, the Company repurchased 1,217,240 shares of common stock (post 20 to 1 stock split) for cash consideration of $104,688 and forgiveness of the remaining balance of the stock subscription receivable of $134,554. As discussed in Note 8, stock options issued to the Company's president were also cancelled subsequent to March 31, 1998. In addition, the Company agreed to pay $358,690 in cash severance payments during fiscal year 1999, which were provided for in the six-month period ended September 30, 1998.

         On September 30, 1998 the Company sold 1,063,830 shares of common stock to certain members of management for $0.282 per share. $111,383 was received in cash and the remaining $188,617 in proceeds was recorded as a stock subscription receivable. The difference between the fair market value of the Company's common stock ($1.0365 per share determined by reference to the proposed merger with Spacetec IMC Corporation discussed below) and the proceeds received was recorded as compensation expense aggregating $802,660 during the six-month period ended September 30, 1998.

         On October 21, 1998, the Company announced the signing of a merger agreement with Spacetec IMC Corporation ("Spacetec"), a publicly-traded company, with annual sales of approximately $8.9 million. Spacetec is involved in the development, manufacture and distribution of three-dimensional ("3D") input controller devices for the PC and workstation marketplace used in both CAD/CAM industrial applications and in consumer electronic games. The merger called for issuance of 0.55430739 Spacetec common shares for each Labtec common share outstanding. As a result of the merger, Labtec shareholders ultimately acquired approximately 67% of Spacetec and therefore, the transaction will be accounted for as a purchase of Spacetec by Labtec in a "reverse

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

acquisition." Based on the average trading price of Spacetec's stock of $1.87 per share and the exchange ratio, Labtec shareholders received value per share of approximately $1.0365. The transaction closed on February 17, 1999, resulting in Labtec becoming a publicly-traded company traded under the symbol LABT on the NASDAQ Stock Market's National Market.

         On January 5, 1999, the Company's president and the Company's chief financial officer terminated employment. In February 1999, the Company's senior vice president of OEM and International Sales terminated employment. As part of the severance agreements, the Company agreed to pay a total of $537,500 in cash severance payments during fiscal 1999. As discussed in Note 8, all stock options granted to the terminated officers that had not vested as of their termination dates were cancelled.

(b)      PRO FORMA FINANCIAL INFORMATION.

         The following Unaudited Pro Forma Combined Condensed Financial Information gives pro forma effect to the merger by application of the pro forma adjustments described in the accompanying notes. The merger will be accounted for by Labtec as a "reverse acquisition" of Spacetec under the "purchase" method of accounting. APB 16 requires the purchase price to be allocated to the acquired assets and liabilities of Spacetec on the basis of their fair values as of the date of acquisition. The Unaudited Pro Forma Combined Balance Sheet as of December 31, 1998 gives effect to the merger as if it occurred on December 31, 1998. The Unaudited Pro Forma Combined Statements of Operations for the nine months ended December 31, 1998 and for the fiscal year ended March 31, 1998 give effect to the merger as if it occurred at the beginning of the periods presented, and include adjustments directly attributable to the merger and expected to have a continuing impact on New Labtec. The pro forma adjustments do not reflect an extraordinary charge of approximately $400,000 that Labtec will record associated with a pro-rata write-down of capitalized loan fees upon a partial paydown of its term loan with excess Labtec and Spacetec cash upon consummation of the merger, nor direct transaction costs to be incurred and expensed by Spacetec of approximately $750,000.

         The Unaudited Pro Forma Combined Condensed Financial Information and related notes are provided for informational purposes only. The Unaudited Pro Forma Combined Condensed Financial Information presented is not necessarily indicative of the consolidated financial position or results of operations of New Labtec as they may be in the future or as they might have been had the merger been effected on the assumed dates. The Unaudited Pro Forma Combined Condensed Financial Information should be read in conjunction with the historical financial statements of Labtec and Spacetec, and the related notes thereto, which are included elsewhere in this Form 8-K/A.

                                   NEW LABTEC
          UNAUDITED PRO FORMA COMBINED BALANCE SHEET DECEMBER 31, 1998



                                       HISTORICAL   HISTORICAL   PRO FORMA ADJUSTMENTS        PRO FORMA
                                       SPACETEC      LABTEC        DR.            CR.          COMBINED
                                       ----------   ----------   ---------------------        ----------

ASSETS
Cash                                    $ 752,628   $ 829,496                                 $ 1,582,124
Securities available for sale           5,175,227                               5,000,000 (6)     175,227
Accounts receivable                     1,415,603  16,581,002                                  17,996,605
Interest and other receivables             11,225       4,712                                      15,937
Inventory                                 536,770  11,653,472                                  12,190,242
Prepaids and other assets                 152,639           -                                     152,639
Current deferred income taxes                  -    1,117,798                                   1,117,798
                                        ---------  -----------                                -----------


     Current Assets                     8,044,092  30,186,480                                  33,230,572

Furniture and equipment, net              532,295   2,243,642                                   2,775,937
Noncurrent deferred income taxes                    1,692,397                                   1,692,397
Goodwill and other intangible assets      992,548     441,878    2,500,000 (3)                  8,377,107
                                                                 4,442,681 (2)

Noncompete agreement                                   90,450                                      90,450
Capitalized loan fees                               2,333,675                     364,420 (7)   1,969,255
Investment in subsidiary                                        12,803,877 (1) 12,803,877 (2)           -
Other assets (net)                         29,192     114,927                                     144,119
                                      -----------  -----------                                -----------

Total Assets                            9,598,127  37,103,449                                  48,279,837
                                      ============ ===========                                ===========

LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current portion of LT debt                          1,187,500                   2,000,000 (6)   3,187,500
Accounts payable                          102,504   8,678,554                   2,500,000 (3)  11,281,058
Income taxes payable                                    8,841                                       8,841
Accrued payroll, bonuses, & benefits      312,178     480,798                                     792,976
Accrued interest                                      155,260                                     155,260
Other accrued expenses                    822,249   1,574,152                                   2,396,401
                                         --------  ----------                                  ----------

     Current Liabilities                1,236,931  12,085,105                                  17,822,036

Long-term debt                                     31,074,885    7,000,000 (6)                 24,074,885
Merger notes payable                                        -                    1,065,000 (5)  1,065,000
                                                   ----------                                 -----------

     Total Liabilities                  1,236,931  43,159,990                                  42,961,921
                                       ----------  ----------                                 -----------

Common Stock                               68,470     262,285       68,470 (2)     22,823 (1)      69,036
                                                                   216,072 (4)
Preferred Stock                                                                                         -
Additional paid-in-capital             16,020,139   7,052,279   16,020,139 (2)    216,072 (4)  19,854,304
                                                                   195,101 (8) 12,781,054 (1)


Treasury Stock                                       (195,101)                    195,101 (8)           -
Stock Subscription Receivable                        (101,645)                                   (101,645)
Deferred compensation                     (50,221)    (15,854)                     50,221 (2)     (15,854)
Unrealized gain on available for sale sec.      -                                                       -
Cumulative translation adjustment          53,075                   53,075 (2)                          -
Accumulated deficit                    (7,730,267)(13,058,505)     364,420 (7)  7,730,267 (2) (14,487,925)
                                                                 1,065,000 (5)
                                      ------------ ----------- ------------                   ------------

     Total equity (deficit)             8,361,196  (6,056,541)                                   5,317,916
                                      -----------  -----------                                ------------

Total Liabilities and Equity          $ 9,598,127 $37,103,449  $44,728,835    $44,728,835     $ 48,279,837
                                      ============ =========== ============   ============    ============



                                   NEW LABTEC
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1998


                                               HISTORICAL     HISTORICAL         PRO FORMA ADJUSTMENTS             PRO FORMA
                                               SPACETEC         LABTEC            DR.            CR.               COMBINED
                                               ----------     ----------       ----------------------            ----------
Net sales                                     $ 5,218,520     $45,125,855                                        $50,344,375
Cost of sales                                   1,385,489      30,406,711                                         31,792,200
                                                ----------     -----------                                        ----------
Gross profit                                    3,833,031      14,719,144                                         18,552,175
                                                ----------     -----------                                        ----------

Operating expenses:
         Selling and marketing                   2,898,289       8,320,747                                        11,219,036
         General, administrative and R&D         3,242,517       5,239,040                                         8,481,557
         Depreciation and amortization             390,218       1,059,763                                         1,449,981
         Amortization of goodwill                       -        1,325,644      1,735,670  (9)                     3,061,314
         Amortization of noncompete agreement           -          271,350                                           271,350
                                               ------------  --------------- ------------       -----------     -------------
                                                6,531,024       16,216,544      1,735,670                -        24,483,238
                                               ------------  --------------- -------------      -----------     -------------

(Loss) income from operations                   (2,697,993)     (1,497,400)     1,735,670                -        (5,931,063)

Other expense (income):
    Interest expense (income), net                (283,128)      2,669,999        283,128  (6)     308,250 (11)    2,417,278
                                                                                   79,875 (10)      24,346  (7)
    Other expense (income)                              -          (33,434)                                          (33,434)
                                               ------------ --------------  -------------      -----------     -------------

Income before income taxes
     and extraordinary loss                     (2,414,865)     (4,133,965)     2,098,673          332,596        (8,314,907)
Provision for (benefit from) income taxes                -         932,472          6,690 (12)                      (925,782)
                                              ------------  --------------- -------------      -----------     -------------
(Loss) income before extraordinary loss       $ (2,414,865)   $ (3,201,493)   $ 2,105,363        $ 332,596       $(7,389,125)
                                              ============= =============== =============      ===========     =============

Net loss per share                                 $ (0.35)        $ (0.13)                                          $ (1.10)(13)
                                              ============= ===============                                    =============

Weighted average number of shares outstanding    6,855,000      24,217,061                                         6,720,111 (13)
                                              ============= ===============                                    =============

                                   NEW LABTEC
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1998



                                             HISTORICAL      HISTORICAL        PRO FORMA ADJUSTMENTS           PRO FORMA
                                             SPACETEC          LABTEC         DR.                CR.            COMBINED
                                             ----------      -----------      --------------------------       ----------

Net sales                                    $ 8,883,669     $ 57,820,303                                        $66,703,972
Cost of sales                                  2,855,047       38,163,280                                         41,018,327
                                               ----------      -----------                                        ------------
Gross profit                                   6,028,622       19,657,023                                         25,685,645
                                               ----------      -----------                                        ------------

Operating expenses:
         Selling and marketing                  4,359,099        9,903,762                                        14,262,861
         General, administrative and R&D        5,029,964        5,176,876                                        10,206,840
         Depreciation and amortization            477,687          943,449                                         1,421,136
         Amortization of goodwill                       -        1,767,524    2,314,227 (9)                        4,081,751
         Amortization of noncompete agreement          -          361,800                                            361,800
                                             --------------- --------------  ------------     ---------------   ---------------
                                               9,866,750       18,153,411     2,314,227                  -        30,334,388
                                             --------------- --------------                                     ---------------

Income from operations                         (3,838,128)       1,503,612                                        (4,648,743)

Other expense (income):
    Interest expense (income), net               (568,127)       3,253,795      568,127  (6)       411,000 (11)    2,914,998
                                                                                106,500 (10)        34,297  (7)
    Other expense (income)                             -            1,956                                              1,956
                                             --------------- --------------  ------------     ---------------   ---------------
Income before income taxes and
      extraordinary loss                       (3,270,001)      (1,752,139)   2,988,854            445,297        (7,565,697)
Provision for (benefit from) income taxes              -           13,555                           77,972 (12)      (64,417)
                                             --------------- --------------  ------------     ---------------   ---------------

(Loss) income before extraordinary loss      $ (3,270,001)    $ (1,765,694)  $2,988,854          $ 523,269      $ (7,501,280)
                                             =============== =============== ============     ==============     =============

Net loss per share before extordinary items
               (basic and diluted)               $ (0.45)         $ (0.09)                                           $ (1.26)(13)
                                             =============== ===============                                    ==============

Weighted average number of shares outstanding   7,195,000       19,156,928                                         5,937,895 (13)
                                             =============== ===============                                    ==============

                                      -24-

Notes to Unaudited Pro Forma
Combined Condensed Financial Information

1. Represents the investment of Labtec in Spacetec equal to the fair value of Spacetec calculated as 6,846,993 shares of Spacetec common stock outstanding at October 21, 1998 at an average price of $1.87 per share. After giving effect to the 1-for-3 reverse stock split, pro forma Spacetec shares amount to 2,282,331. New Labtec's common stock has a par value of $0.01. Accordingly, the investment is recorded as common stock of $22,823 and $12,781,054 of additional paid in capital.

2. Represents the excess of the purchase price of $12,803,877 over the $8,361,196 historical book value of Spacetec's net assets as of December 31, 1998, and represents the elimination of Labtec's initial investment in Spacetec against Spacetec's historical net book value.

3. Represents an estimate of the capitalizable transaction costs to be incurred in connection with the merger.

4. Represents the recapitalization of Labtec common stock to reflect "reverse acquisition" accounting. The recapitalized number of shares is calculated by multiplying the exchange ratio of 0.55430739 by the 25,011,310 shares of Labtec common stock outstanding on the effective date of the merger, adding the existing Spacetec shares outstanding of 6,846,993, and dividing the total number of post-merger Spacetec shares of 20,710,947 by 3 (to reflect the 1-for-3 reverse stock split), and then multiplying the result of 6,903,649 shares by $0.01 par value. This new par value of $69,036 results in an adjustment to the historical common stock balance of $216,072.

5. Represents merger note payable to the Labtec shareholders by New Labtec. Interest accrues and is payable quarterly at an annual interest rate of 10% and principal is due in full six years from date of issuance.

6. Represents the cash estimated to be used to pay off existing long-term debt of Labtec. This results in a pro forma reduction of Spacetec's interest income of $568,127 and $283,128, respectively, for the fiscal year ended March 31, 1998 and the nine months ended December 31, 1998.

7. Represents the pro-rata write-down of capitalized debt issuance costs by Labtec (to be classified as an extraordinary loss) related to the portion of Labtec's existing long-term debt paid off early as discussed in 5 above. The lower balance results in pro forma adjustments to interest expense of $34,297 and $24,346, respectively, for the fiscal year ended March 31, 1998 and for the nine months ended December 31, 1998.

8. Represents the cancellation of Labtec's treasury stock. All shares of Labtec common stock held in treasury immediately prior to the merger will be cancelled and cease to exist pursuant to the terms of the Merger Agreement.

9. Represents the amortization of the preliminary allocation of excess purchase price to goodwill and other intangible assets created by the purchase of Spacetec as if the purchase occurred at the beginning of the period presented. The goodwill and other intangible assets are being amortized over an estimated average life of three years.

10. Represents interest expense at 10% incurred on the merger note payable as if the purchase occurred at the beginning of the period presented.

11. Represents decrease in Labtec's interest expense related to the debt estimated to be paid off upon completion of the merger. The debt to be paid off accrues interest at the Libor rate (currently 5.22%) plus 3.00%.

12. Represents the tax effect of the increase and decrease in interest expense as described in 6,7,10 and 11 above. The federal statutory rate of 34% is used for the fiscal year ended March 31, 1998. Labtec's anticipated effective tax rate of 22% for the fiscal year ended March 31, 1999 is used for the nine month period ended December 31, 1998. Note that the goodwill and intangibles amortization generated by the merger is not deductible, thus no tax effect is considered.

13. Gives effect to the 1-for-3 reverse stock split to be voted on pursuant to the merger agreement.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 1999

                                     LABTEC INC.


                                     By:  /s/ Marc J. Leder
                                          --------------------------------------
                                              Marc J. Leder
                                           Senior Vice President, Finance,
                                           Chief Financial Officer and Treasurer